UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

New Hampshire Thrift Bancshares, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 14, 2015. There were 8,264,082 shares of common stock eligible to be voted at the Annual Meeting and 6,603,901 shares of common stock were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business.

As further detailed in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 1, 2015, there were five proposals submitted to the Company’s stockholders at the Annual Meeting. The stockholders elected all of the nominees listed in Proposal 1 and approved Proposals 2, 3, 4 and 5. The final results of voting on each of the proposals are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Against	Abstain	Broker Non-Vote
Catherine A. Feeney	3,620,471	348,382	22,158	2,612,890
William C. Horn	3,622,665	346,892	21,453	2,612,890
Jack H. Nelson	3,615,793	359,557	15,660	2,612,890
Joseph B. Willey	3,676,838	293,509	20,663	2,612,890

Proposal 2: Ratification of the Appointment of Shatswell, MacLeod & Co., P.C. as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015

Votes For	Votes Against	Abstain	Broker Non-Vote
6,526,172	65,118	11,654	—

Proposal 3: Consideration and Approval of a Non-Binding Advisory Resolution on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Vote
3,423,155	432,785	134,361	2,612,890

Proposal 4: Consideration and Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Change the Name of the Company from New Hampshire Thrift Bancshares, Inc. to Lake Sunapee Bank Group

Votes For	Votes Against	Abstain	Broker Non-Vote
6,199,728	289,154	115,018	—

Proposal 5: Consideration and Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 10,000,000 to 30,000,000

Votes For	Votes Against	Abstain	Broker Non-Vote
5,032,942	1,353,620	217,182	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Date: May 15, 2015	By:	/s/ Laura Jacobi

Laura Jacobi
Executive Vice President and Chief Financial Officer